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                             SOFTWARE ARTISTRY, INC.
          EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



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


                                                    Three Months Ended June 30,             Six Months Ended June 30,
                                                   ----------------------------           -----------------------------
                                                     1997                1996               1997                1996
                                                     ----                ----               ----                ----
Primary:
Average shares outstanding                         6,831,566           6,751,925           6,808,598          6,762,913
Net effect of dilutive stock options                 899,004             712,613             829,388            772,920
                                                  ----------          ----------          ----------         ----------

     Total                                         7,730,570           7,464,538           7,637,986          7,535,833
                                                  ==========          ==========          ==========         ==========
Net income (loss)                                 $      714          $       86          $    1,018         $      (62)

Per share amount                                  $     0.09          $     0.01          $     0.13         $    (0.01)
                                                  ==========          ==========          ==========         ==========
Fully diluted:
Average shares outstanding                         6,831,566           6,751,925           6,808,598          6,762,913
Net effect of dilutive stock options               1,104,653             712,613           1,123,660            772,920
                                                  ----------          ----------          ----------         ----------
     Total                                         7,936,219           7,464,538           7,932,258          7,535,833
                                                  ==========          ==========          ==========         ==========
Net income (loss)                                 $      714          $       86          $    1,018         $      (62)

Per share amount                                        0.09                0.01                0.13              (0.01)
                                                  ==========          ==========          ==========         ==========
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